EXHIBIT 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At ALPHA IR -
Analyst Contact:
Chris Hodges or Monica Gupta
(312) 445-2870
Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 17, 2015

A. M. CASTLE & CO. ANNOUNCES SETTLEMENT AGREEMENT WITH RAGING CAPITAL MANAGEMENT
Company adds three new independent directors and creates Finance Committee
OAK BROOK, IL, MARCH 17 - A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, announced today that it has reached an agreement with Raging Capital Management, LLC (“Raging Capital”) on the composition of the Company’s Board of Directors.
Under the terms of the settlement agreement, Castle has elected three new independent directors to its Board. Steven W. Scheinkman, Kenneth H. Traub, and Allan J. Young have joined Castle’s Board effective March 17, 2015. Each of these individuals will be included in the Company’s nominations for election at the 2015 Annual Meeting of Shareholders. As a part of this agreement, current directors John McCartney and Terrence J. Keating have resigned from their positions effective March 17, 2015, and the Board has expanded its size to 10 to accommodate the new directors.
Castle’s Board has also created a Finance Committee that will review, evaluate, and make recommendations to the Board regarding the Company’s capital structure, capital allocation, working capital management, and other financial policies. The Finance Committee is comprised of four members, two newly appointed directors and two existing directors, and will be chaired by director Jonathan B. Mellin.
“We are pleased to have reached an agreement with Raging Capital, and welcome Mr. Scheinkman, Mr. Traub, and Mr. Young to the Board. I am confident that we share the common goal of value creation for Castle’s shareholders and that our Board will benefit from having fresh viewpoints regarding the Company’s performance and strategic direction,” said Brian Anderson, Chairman of the Board of Directors of A.M. Castle.
William C. Martin, Chairman of Raging Capital, stated, “We are pleased to add our nominees to the Company’s Board. A.M. Castle is an asset-rich business with a strong roster of customers, employees and capabilities. Steve, Allan and Ken have the experience, skills and sense of urgency that are needed to work constructively with the rest of the Board to tackle the challenges facing the Company and unlock the substantial latent value at A.M. Castle.”
“On behalf of the Board, I’d like to thank Mr. McCartney and Mr. Keating for their dedicated service to A.M. Castle,” continued Anderson. “Both individuals have made key contributions to the Company during their tenure on the board.”
In connection with this agreement, Raging Capital has agreed to certain standstill, voting and support commitments.

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The complete settlement agreement is included as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.
Biographical Information on New Director Nominees
Steven W. Scheinkman
President and CEO, Innovative Building Systems LLC
Steven W. Scheinkman has served as the President and Chief Executive Officer and a director of Innovative Building Systems LLC (“Innovative Building Systems”), a multi-factory manufacturer of custom modular homes, since November 2013. He has also served as the President and Chief Executive Officer of the following affiliates and predecessor entities of Innovative Building Systems: Excel Homes Group, LLC (“Excel Homes”), Innovative Design and Building Services, LLC (“Innovative Design”), Innovative Building Systems Inc., the former parent company of Excel Homes, Innovative Design and related entities, and All American Homes, LLC and its subsidiaries. From January 2008 to May 2010, Mr. Scheinkman was involved in community affairs and did not have a principal occupation. He served as a director of Claymont Steel Holdings, Inc., a manufacturer of custom discrete steel plate, from December 2006 until the company was sold in January 2008. He served as the President and Chief Executive Officer and a director of Transtar Metals Corp. (“Transtar”), a supply chain manager/distributor of high alloy metal products for the transportation, aerospace and defense industries, from September 1999 to September 2006. Following Transtar’s acquisition by the Company in September 2006, he served as President of Transtar Metals Holdings Inc. until September 2007 and thereafter served as its advisor until December 2007. He served in various capacities as an executive officer of Macsteel Service Centers USA, a distributor and processor of steel products, including President, Chief Operating Officer and Chief Financial Officer from 1986 to 1999. Mr. Scheinkman received a BBA in Accounting from George Washington University and is a former Certified Public Accountant. Mr. Scheinkman’s extensive experience serving as an executive of various metal products companies coupled with his significant financial expertise will make him a valuable addition to the Board.
Kenneth H. Traub
President and CEO, Ethos Management LLC
Kenneth H. Traub has served as President and CEO of Ethos Management LLC, which specializes in investing in and advising companies to execute strategies to build and unlock stockholder value, since January 2009. He has also been general partner of Rosemark Capital, a private equity firm, since June 2013. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in February 2008, he served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices. Mr. Traub managed the turnaround, growth and sale of ABNH. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications, through September 2008. In1994, Mr. Traub co-founded Voxware, Inc., a pioneer in voice over Internet protocol communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998. From 1988 to 1994, he served as Vice President of Trans-Resources, Inc., a multi-national holding company and investment manager. Mr. Traub currently serves on the boards of directors of the following SEC reporting companies: (i) Vitesse Semiconductor Corporation (NASDAQ: VTSS), (ii) MRV Communications, Inc. (NASDAQ: MRVC), (iii) DSP Group, Inc. (NASDAQ: DSPG), and (iv) Athersys, Inc. (NASDAQ: ATHX). He previously served on the boards of directors of (i) Phoenix Technologies, Inc. (NASDAQ: PTEC), (ii) iPass, Inc. (NASDAQ: IPAS), (iii) MIPS Technologies, Inc. (NASDAQ: MIPS), (iv) Xyratex Limited (NASDAQ: XRTX), and (v) Tix Corporation (OTCQX: TIXC). He also served as the Chairman of the Board of the New Jersey chapter of the Young Presidents Organization in 2010 and 2011. He received a BA from Emory College and an MBA from Harvard Business School. Mr. Traub has over 20 years of senior management, corporate governance, turnaround and transactional experience with various public and private companies.
Allan J. Young, CFA
Managing Partner, Raging Capital Management, LLC
Allan J. Young joined Raging Capital Management, LLC (“Raging Capital”), an investment management firm, in February 2006. Prior to joining Raging Capital, he served as a director of SMG Indium Resources Ltd. (OTCBB: SMGI), a company whose primary business purpose has been to stockpile indium, a specialty metal used as a raw material in a wide variety of consumer electronics manufacturing applications, since December 2013. From May 2003 to January 2006, he served as a Director of Research at Rate Financials, Inc., an independent securities research firm that rates and ranks the financial reporting of public companies. Prior to that, Mr. Young co-founded a Bermuda based reinsurance company that commenced operations in 1998. From 1983 to 1995, Mr. Young served as Vice President-Investments at Lehman Brothers, where his clients included high net worth individuals, institutional investors, and hedge funds, corporations and merchant banks. Prior to that, Mr. Young was engaged in the practice of law. Mr. Young received a BA in Mathematics from the University of Rochester and a JD from Washington University in St. Louis. He is a Chartered Financial Analyst and a member of the CFA Institute, the New York Society of Security Analysts and the New York State Bar Association.

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About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 46 service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.
About Raging Capital Management
Raging Capital Management, LLC is a private investment firm headquartered near Princeton, NJ. The firm seeks out entrepreneurial, emerging growth businesses and “deep value investments with a catalyst.” Raging Capital was founded in 2006 by William C. Martin, who serves as its Chairman and Chief Investment Officer. Mr. Martin is supported by a team of investment professionals with expertise across many disciplines.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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